wework. 1 WeWork UK – Anthony Yazbeck 18 November 2020 VIA EMAIL Anthony Yazbeck anthony.yazbeck@wework.com Dear Anthony, This agreement sets out the revised terms of your employment with WeWork International Limited (the successor to WeWork UK Limited, the “Company”) and supersedes and replaces the terms of your employment offer letter agreement dated 10th January 2020 and any other employment contract between you and any Group Company. For the sake of clarity, this agreement does not supersede or replace the Employee Intellectual Property, Non-Competition, and Confidentiality Agreement you previously executed. Please sign and return a copy of this agreement to the Company by no later than 23 November 2020 to confirm your acceptance of the terms herein. This agreement will become a legally binding agreement once it is signed and dated by you, and returned to the Company by the date requested. 1. COMMENCEMENT OF EMPLOYMENT 1.1 Your employment with the Company under this agreement shall commence on the date that you sign and return this agreement to the Company. Your continuous employment with the Group Company commenced on March 14th, 2016. 1.2 Your continued employment is conditional upon you being legally entitled to work in the UK without any additional approvals. 2. JOB TITLE AND DUTIES 2.1 You are employed as President & Chief Operating Officer, International and will be a member of the company’s senior executive team. 2.2 You will be required to undertake such additional duties for the Company and any Group Company as the Company may reasonably require from time to time. If requested to do so you shall also take up employment with any Group Company in place of or as well as the Company even where such Group Company is based overseas in which case all references to the Company shall be read as references to such Group Company. 2.3 You agree to devote your full business time, attention and best efforts to the performance of your duties and to the furtherance of the Company's and the Group Company's interests. You will not during your employment with the Company, except with the prior written consent of the Company, be directly or indirectly engaged, concerned or interested in any other business or occupation whatsoever, save that, with the Company’s prior written approval, you may serve as a member of the board of for profit and non-profit organizations, provided that such activities do not interfere with your performance of your responsibilities to the Company. 3. PLACE OF WORK 3.1 Your normal place of work is London, but you understand and agree that, as directed by your manager, you may be required to travel as part of your role both inside and outside the UK and may be required to perform services or work at any other of the Company's or any Group Company's premises either inside or outside the UK from time to time. If any work requirement is determined by the Company Exhibit 10.15 wework. 2 WeWork UK – Anthony Yazbeck to constitute a change to the terms of your employment, you and your manager will use your respective best efforts to come to agreement on the details of any such arrangement. 4. HOURS OF WORK 4.1 Your normal hours of work are 9.00 am to 6.00 pm Monday to Friday inclusive. However, due to the nature of your role the Company expects you to work such hours necessary to perform your duties without additional pay. 4.2 You agree that, by virtue of your senior / managerial position, your working time cannot be measured and your employment therefore falls within the scope of regulation 20 of the Working Time Regulations 1998. In any event, you agree to work in excess of an average of 48 hours per week should the Company require you to do so. 5. PAY 5.1 Your basic salary will be GBP 579,904 per annum (“Base Salary”) (less appropriate withholdings for tax and National Insurance contributions) and will be paid monthly in arrears on the twenty-fifth day of each month, or on the first working day thereafter by credit transfer into your nominated bank or building society account. Your Base Salary shall be reviewed periodically by the Compensation Committee of WeWork Inc.’s Board of Directors (the “Compensation Committee”) pursuant to the normal performance review policies for members of the senior executive team and may be adjusted from time to time as the Compensation Committee deems appropriate. Any changes in your salary will be confirmed to you, and WeWork Inc.’s Board of Directors can take any actions of the Compensation Committee pursuant to this agreement. For the avoidance of doubt, there will be no salary review after you or we have given notice of termination of your employment. 5.2 You will be reimbursed for proper and reasonable business expenses authorised by the Company, provided you produce evidence of such expense in a form required by the Company and comply with its expenses policies and procedures from time to time. The Company reserves the right to refuse to reimburse expense claims that do not comply with its policies. 6. BONUS 6.1 You shall be eligible to be considered for an annual discretionary bonus award, based on the attainment of individual, corporate and/or other performance goals as may be established from time to time by the Compensation Committee (“Annual Bonus”). 6.2 The target amount of your Annual Bonus for any calendar year is 100% of your annual Base Salary (“Target Bonus”) and the maximum Annual Bonus payable for any calendar year is 150% of the Target Bonus. Any Annual Bonus, and the amount thereof, shall be within the sole and absolute discretion of the Compensation Committee and shall range from 0% to 150% of the Target Bonus; provided that for calendar year 2020, the amount of the Annual Bonus shall range from 50% to 150% of the Target Bonus. 6.3 Any Annual Bonus will be paid between January 1 and March 15 of the calendar year following the calendar year to which the Annual Bonus relates and may be paid pursuant to the Company’s annual bonus plan then in effect, provided that the terms of Executive’s Annual Bonus pursuant to such plan shall be consistent with the terms of this agreement. 6.4 Except as provided in clause 11.6 below, no Annual Bonus will be paid if, for whatever reason, as at the date on which a bonus might otherwise have been payable: (1) you are not employed by us; (2) you have been given notice of termination of employment;

wework. 3 WeWork UK – Anthony Yazbeck (3) you have given us notice of termination of employment; and/or (4) you are under investigation and/or subject to disciplinary proceedings in relation to any wrong-doing or potential wrong-doing. 6.5 Any bonus is not part of your contractual remuneration and is not pensionable. The fact that we pay you a bonus in one year does not mean that you will receive a bonus in any later year and you should not expect this. 7. HOLIDAYS 7.1 The Company's holiday year runs from 1 January to 31 December. You are entitled to a number of days of holiday per annum consistent with the policy that the Company maintains for its employees from time to time, at a level consistent with that provided to other senior executives in the United Kingdom, subject to the provisions of the applicable policy ("Holiday Entitlement"). Unless otherwise stated, the Holiday Entitlement shall be inclusive of 8 public holidays in England and Wales. Holiday Entitlement is inclusive of statutory holiday under the Working Time Regulations 1998 ("Statutory Holiday"). 7.2 If you wish to take holiday of more than 5 working days consecutively you must give at least eight weeks’ notice of proposed holiday days. For all holidays you must give three weeks' notice of proposed holiday days. In both cases, these must then be approved by your direct supervisor. The Company reserves the right to refuse any holiday request and to nominate days which must be taken as part of your holiday entitlement. 7.3 Untaken Holiday Entitlement in any holiday year may not be carried forward to any following holiday year and such Holiday Entitlement will be forfeited without any right to payment in lieu. 7.4 During any period when you are absent from work due to illness or injury or other incapacity you shall not accrue any holiday in excess of your entitlement to Statutory Holiday. In any holiday year, the first 5.6 weeks of any paid holiday taken by you shall be deemed to be Statutory Holiday, including paid holiday taken on public or bank holidays. 7.5 Holiday Entitlement for any part of the year worked will be calculated on a pro rata basis at the rate of days per complete calendar month worked. On termination of your employment you shall be entitled to salary in lieu of any outstanding holiday entitlement which shall be based on your maximum Statutory Holiday entitlement only and not on your entitlement under clause 7.1. If you have taken more holiday than your pro rata Holiday Entitlement you will be required to repay (including by way of deduction from any monies which would otherwise be payable to you) to the Company any salary received in respect of the excess. 7.6 The Holiday Entitlement must be taken by you on any designated WeWork company shutdown days (as will be notified to you from time to time), except where such days coincide with public holidays which would already result in office closure. 8. SICKNESS ABSENCE 8.1 If you are absent from work because of sickness or injury you must: 8.1.1 notify your immediate line manager before 9.30 am on the first morning of absence and, if absent for more than one day, keep your immediate line manager regularly informed of the expected duration of your absence; 8.1.2 complete and return to the Company a self-certification form in respect of the first 7 days (including weekends) of any sickness absence;

wework. 4 WeWork UK – Anthony Yazbeck 8.1.3 if requested by the Company, provide the Company with a medical certificate from your GP or other registered medical practitioner for periods of sickness absence in excess of seven days (including weekends) or more and with medical certificates for each subsequent week of sickness absence; 8.1.4 if requested by the Company undergo a medical examination at the expense of the Company with a medical practitioner nominated by the Company; 8.1.5 if requested by the Company give written permission to the Company to have access to any medical or health report in its complete form prepared by any health professional on your physical or mental condition. 8.2 You will be entitled, subject to the Company's discretion, to sickness benefits as set out in the Company handbook. Company sick pay will not be paid if you fail to follow the notification requirements set out in clause 8. 9. PENSION AND BENEFITS 9.1 The Company will comply with the employer pension duties in accordance with Part 1 of the Pensions Act 2008. 9.2 You will be entitled to participate in such Company benefit plans and programs as are in place from time to time or which may be introduced in the future at a level consistent with the benefits provided to other senior executives in the United Kingdom, subject to the rules of such plans or programs from time to time (and the rules of any replacement plans provided by the Company). Where a plan provider refuses for any reason to provide any benefits to you, the Company will not be liable to provide any replacement benefit of the same or similar kind, or compensation in lieu. Nothing in this agreement shall preclude the Company or any Group Company from terminating or amending any employee benefit plan or program from time to time in place at any time. 10. DATA PROTECTION 10.1 For the purposes of data protection law under the General Data Protection Regulation (“GDPR”), the Company is a data controller in respect of your personal data. In order to comply with its obligations and responsibilities under the GDPR, the Company will make information about the processing of your personal data available to you in its Employee Privacy Notice. The Employee Privacy Notice was previously provided to you and is also available on the Company’s intranet. The Employee Privacy Notice does not have contractual force or effect. 11. TERMINATION OF YOUR EMPLOYMENT 11.1 The written notice required to terminate your employment from you (including due to your resignation) or from the Company is not less than six months. 11.2 The Company may terminate your employment without notice, and without payment or compensation in lieu of notice, for Cause (as defined in Section 11.6.6) or if: 11.2.1 you are guilty of gross misconduct (including any of the examples of gross misconduct given in our disciplinary procedure from time to time); 11.2.2 you are charged with and/or convicted of a criminal offence, other than an offence which in our opinion does not affect your position as an employee of the Company; 11.2.3 you bring the name or reputation of the Company or any other Group Company into disrepute or you prejudice the interests or business of the Company or any other Group Company;

wework. 5 WeWork UK – Anthony Yazbeck 11.2.4 you have a bankruptcy order made against you or if you make any arrangement or composition with your creditors or have an interim order made against you pursuant to Section 252 of the Insolvency Act 1986; 11.2.5 you fail to acquire or retain any professional or regulatory qualification or permission which is necessary for you to carry out your duties under this agreement; or 11.2.6 you materially breach WeWork’s Code of Conduct and Ethics or other applicable compliance policies, the terms of this agreement, or the Employee Intellectual Property, Non- Competition, and Confidentiality Agreement you previously executed, and do not remedy the breach within 10 days. 11.3 As an alternative to giving notice under clause 11.1 and without prejudice to the provisions of clause 11.2, the Company may terminate your employment with immediate effect by notifying you (a) that it is doing so and (b) that it will make a payment in lieu of notice. If the Company exercises its right to terminate your employment pursuant to this clause, the payment in lieu of notice will be paid within 28 days, and will consist of the basic salary (but not the other benefits nor any sum in respect of bonus, nor any holiday entitlement which might have accrued had you worked your notice) to which you would have been entitled during the period of notice of termination provided for in clause 11.1. 11.4 Once notice has been given, either by us or by you, under clause 11.1, and without prejudice to the provisions of clause 11.2, the Company may terminate your employment with immediate effect by notifying you (a) that it is doing so and (b) that it will make a payment in lieu of the remainder of your notice period. If the Company exercises its right to terminate your employment pursuant to this clause, the payment in lieu of the remainder of your notice period will be paid within 28 days, and will consist of the basic salary (but not the other benefits or nor any sum in respect of bonus, nor any holiday entitlement which might have accrued had you worked your notice) to which you would have been entitled during the remainder of your notice period. 11.5 None of the benefits granted to you under this agreement (including those in clauses 6 and 8) will prevent the Company terminating the employment for whatever reason even if such termination results in you losing any existing or prospective benefits. On termination (however arising) you shall not be entitled to compensation for the loss of any rights or benefits under any scheme operated by the Company or any Group Company in which you may participate. 11.6 Subject to clause 11.6.4 below, in the event the Company terminates your employment without Cause as defined below, you shall be entitled to the following, in addition to the payment in lieu of notice referred to in clauses 11.3 and 11.4: 11.6.1 A sum equivalent to 6 months’ basic salary, at the rate then in effect on the date of termination of employment; 11.6.2 A pro-rated Target Bonus for the calendar year in which your employment is terminated. The pro-rated Target Bonus shall be determined by multiplying the Target Bonus for the calendar year in which your employment terminates, by a fraction, the numerator of which is the number of days during which you were employed by the Company in such calendar year less the number of days you were serving your notice period in such calendar year and the denominator of which is 365; and 11.6.3 Any Annual Bonus for the calendar year preceding the date of termination of employment that has not yet been paid as at such date of termination. 11.6.4 You shall not be eligible for the payments in clauses 11.6.1 through 11.6.3 above unless and until you have (i) returned all Company property as referred to in clause 13, (ii) resigned as an officer and director of any Group Company (as applicable), (iii) complied at all times with wework. 6 WeWork UK – Anthony Yazbeck your ongoing obligations to the Company and any Group Company, and (iv) if requested by the Company, executed and returned to the Company on or before a date specified by the Company a separation agreement and general release of the Company and any Group Company and their respective employees, officers, owners, members and other persons affiliated with the Company and any Group Company in a form reasonably prescribed by the Company. Payments will be made (subject to deductions for tax and National Insurance Contributions as required by law) over the 12-month period following the termination of your employment in installments in accordance with the Company’s normal payroll practices, except that the payment referred to in 11.6.3 will be paid at the same time as annual bonuses are paid to other executives of the Company. 11.6.5 For the avoidance of doubt, you shall have no entitlement to any of the sums referred to in 11.6.1 through 11.6.3 if you resign your employment for any reason or if your employment terminates or you are under notice of termination for reasons other than provided for in this clause 11.6. 11.6.6 For the purposes of this clause 11.6, “Cause” shall mean: (1) your gross negligence or gross misconduct in the performance of your employment duties; (2) your refusal or willful failure to substantially perform your duties to the Company; (3) your dishonesty, willful misconduct, misappropriation, breach of fiduciary duty or fraud with regard to the Company or any Group Company; (4) your violation of a confidentiality, non-solicitation, non-competition, or non- disparagement obligation to the Company or any Group Company, whether pursuant to agreement, policy or otherwise; (5) your improper disclosure of proprietary information or trade secrets of the Company, any Group Company or their business; (6) your falsification of any records or documents of the Company or any Group Company; (7) your material non- compliance with a law or regulatory rule applicable to the Company’s business or any material Company policy, including but not limited to the Company’s Workplace Conduct policy and its Code of Ethics; (8) your being charged with and/or convicted of a criminal offence other than an offence which in the Company’s opinion does not affect your position as an employee of the Company; (9) your engaging in behavior that risks harm to the reputation of the Company or any Group Company or puts you at material risk of being prohibited from working for the Company; or (10) your other willful action that is materially harmful to the business, interests or reputation of the Company or any Group Company. 11.6.7 You agree that if you commence any legal or arbitration proceedings of any nature against the Company or any Group Company in any jurisdiction arising out of or in connection with your employment with the Company, its termination or otherwise, you will forthwith repay to the Company (on a net basis) any and all sums received under clauses 11.6.1 and 11.6.2 above, and no further sums otherwise due under clause 11.6.1 and 11.6.2 will be payable to you. 11.7 Following notice to terminate your employment being given by the Company or by you or if you purport to terminate your employment in breach of contract the Company may require you not to perform any services (or to perform only specified services) for the Company or for any Group Company until the termination of your employment or a specified date ("Garden Leave"). 11.8 During any period of Garden Leave you shall: 11.8.1 continue to receive your salary and (save as otherwise provided in this agreement or benefit plan or program) other contractual benefits under this agreement in the usual way and subject to the terms of any benefit arrangements; 11.8.2 remain an employee of the Company and remain bound by your duties and obligations, whether contractual or otherwise, which shall continue in full force and effect;

wework. 7 WeWork UK – Anthony Yazbeck 11.8.3 not contact or deal with (or attempt to contact or deal with) any customer client supplier agent distributor shareholder employee officer or other business contact of the Company or any Group Company without the prior written consent of the Company or relevant Group Company; 11.8.4 not (unless otherwise requested) enter onto the premises of the Company or any Group Company without the prior written consent of your direct supervisor; 11.8.5 not commence any other employment or engagement; 11.8.6 be deemed to take any accrued holiday entitlement (including for the avoidance of doubt any holiday entitlement accruing during such garden leave period). 12. CONFIDENTIALITY AND PROTECTION OF THE COMPANY'S BUSINESS INTERESTS 12.1 You acknowledge the importance to the Company of ensuring that all key, confidential information, as well as all tangible and intangible (including intellectual) property, belonging to it or any Group Company is protected at all times. 12.2 As such, you agree that the terms of the Employee Intellectual Property, Non-Competition, and Confidentiality Agreement you previously executed, and which is attached as a schedule to this agreement, shall be incorporated into this agreement. 13. COMPANY PROPERTY All documents and letters in any medium including any database of other list of members or member details relating to the business of the Company or any Group Company or any other property which comes into your possession during the course of your employment with the Company remain the property of the Company/Group Company and must be returned immediately on request. On termination of your employment you shall immediately return to the Company all property, including any company car, petrol expense card, credit cards, keys and documents and letters, computer hardware or software, laptop, mobile phone of whatsoever nature or description you may have in any way related to the Company's or any Group Company's business. 14. DIRECTORS’ AND OFFICERS’ INSURANCE You shall be entitled to be covered by a policy of directors' and officers' liability insurance, as amended from time to time, during your appointment as a director of the Company and thereafter to the extent applicable to similar situated employees of WeWork Inc. and its subsidiaries. 15. COOPERATION 15.1 You agree that, upon the Company giving you reasonable notice, you shall fully cooperate with the Company in investigating, defending, prosecuting, litigating, filing, initiating or asserting any actual or potential claims or investigations that may be made by or against the Company to the extent that such claims or investigations may relate to any matter in which you were involved (or alleged to have been involved) while employed with the Company or of which you have knowledge by virtue of your employment with the Company. Upon submission of appropriate documentation, you shall be reimbursed for reasonable and pre-approved out-of-pocket expenses incurred in rendering such cooperation. 16. GRIEVANCE AND DISCIPLINARY PROCEDURES 16.1 The disciplinary and grievance procedures which apply to your employment with the Company are contained in the Company handbook previously provided or made available to you. For the avoidance of doubt these procedures are non-contractual.

wework. 8 WeWork UK – Anthony Yazbeck 16.2 If you have a grievance or are dissatisfied with any disciplinary action taken against you, you should first raise the matter with your immediate line manager in writing, in accordance with the Company's grievance or disciplinary procedure, as appropriate. 16.3 The Company shall have the right to suspend you from your duties on full pay on such terms and conditions as it shall determine for the purpose of carrying out an investigation into any allegation of misconduct or negligence or an allegation of bullying harassment or discrimination against you and pending any disciplinary hearing. 17. COMPLIANCE WITH POLICIES 17.1 You are required to be familiar with and you agree to comply with the Company's policies, including those in relation to bribery and corruption, as contained in the Company handbook or otherwise communicated to you from time to time. The Company reserves the right, at its absolute discretion, to amend or withdraw such rules, policies and procedures (or any of them). In the event of any inconsistency between the terms of this agreement and any of the Company’s rules, policies or procedures, the terms of this agreement will prevail. 18. CHANGES TO YOUR TERMS OF EMPLOYMENT The Company reserves the right to make reasonable changes to any of your terms and conditions of employment and you will be notified of minor changes of detail by way of a general notice to all employees and any such changes will take effect from the date of the notice. You will be given not less than one month's written notice of any significant changes which may be given by way of an individual notice or a general notice to all employees. 19. OVERPAYMENTS AND DEDUCTIONS 19.1 In the event that we make any overpayment to you (whether of pay, benefits, expenses, or anything else) you will repay to us immediately on demand, the amount of such overpayment. 19.2 You consent to the following deductions from your salary, other remuneration and/or any other sums owed by the Company to you: (1) any overpayment made to you; (2) any payment in lieu of holiday which you have taken in excess of your accrued holiday entitlement as at the Termination Date; (3) any other sums that you owe to us at any time. 20. NOTICES Any notice to be given under this agreement shall be given in writing and: (1) in the case of the Company, may be delivered by hand, or sent, to its registered office for the time being; (2) in relation to you, may be given to you personally, or delivered by hand, or sent, to you at your last known place of residence or your last known personal email address. If delivered by hand or given personally, such notice will deemed to have been received at the time it is left at the address or given to the addressee. If sent by email, such notice will deemed to have been received at the time it is sent. Any such notice given by post shall be deemed to have been served 48 hours after it was posted.

wework. 9 WeWork UK – Anthony Yazbeck 21. GENERAL TERMS 21.1 In this agreement, "Group Company" means the Company and its Subsidiaries, any Holding Company of the Company, any Subsidiary of such Holding Company (all as defined below) and any company of which the Company, its Subsidiaries or any Holding Company of the Company or any Subsidiary of such Holding Company holds 20% or more of the equity share capital or any company selling Company services or products. "Subsidiary" and "Holding Company" have the meanings given to them in section 1159 of the Companies Act 2006. 21.2 No collective agreements exist which relate to any term or condition of your employment contract. 21.3 In the event that any provision of this agreement is determined to be invalid or unenforceable, such provision shall be deemed severed from the remainder of this agreement and replaced with a valid and enforceable provision as similar in intent as reasonably possible to the provision so severed, and shall not cause the invalidity or unenforceability of the remainder of this agreement. 21.4 This agreement constitutes the entire agreement and understanding between the parties in respect of the matters dealt with in it and supersedes and replaces previous agreement between the parties relating to such matters notwithstanding the terms of any previous agreement or arrangement expressed to survive termination. Each of the parties acknowledges and agrees that in entering into this agreement, and the documents referred to in it, they do not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) other than as expressly set out in this agreement. The only remedy available to either party in respect of any such statement, representation, warranty or understanding shall be for breach of contract under the terms of this agreement. Nothing in this clause shall operate to exclude any liability for fraud. 21.5 A person who is not party to this agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act. 21.6 This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation including non-contractual disputes or claims shall be governed by and construed in accordance with English law. 21.7 Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of England any claim or matter arising under or in connection with this agreement. 21.8 This agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Please do not hesitate to let me know if you have questions in relation to any of the terms set out above. Yours sincerely, Mandeep Bajwa Director of People Partners, UK & Ireland On behalf of WeWork International Limited wework. 10 WeWork UK – Anthony Yazbeck (Please sign and return a copy of this agreement to me by no later than 23 November 2020.) I, Anthony Yazbeck, confirm that I have read and understood the terms set out above and accept this offer of employment. Signed: Date:

wework. 11 WeWork UK – Anthony Yazbeck SCHEDULE 1 EMPLOYEE INTELLECTUAL PROPERTY, NON-COMPETITION, AND CONFIDENTIALITY AGREEMENT